Exhibit 99.1
ARCADIA COMPLETES NEW FINANCING ARRANGEMENT; PREVIEWS
FOURTH QUARTER RESULTS
•	Debt Maturities Extended to 2012; $3 Million in New Financing

•	DailyMedTM Sales Expected to Increase More Than 40% Over Prior Quarter
INDIANAPOLIS, INDIANA, March 27, 2009 — Arcadia Resources, Inc. (NYSE Alternext: KAD), a leading provider of innovative consumer health care services under the Arcadia HealthCareSM brand, today announced that it has successfully completed a restructuring of $24 million of its outstanding debt, extending the maturity to April 2012 and raising an additional $3 million in working capital.
The Company also announced that sales of its DailyMedTM medication management system are expected to be 40% higher in the fourth quarter ended March 31, 2009 compared with the most recent third quarter, exceeding previous projections. However, the Company said it expects that its fiscal 2009 fourth quarter EBITDA loss from continuing operations will exceed the loss reported for the third quarter, reflecting declines in industrial and medical staffing revenues and expenses related to the continuing ramp up of the new Indianapolis pharmacy operations. Arcadia said it is actively pursuing the sale of non-core businesses and has also implemented cost-control measures including a 10 percent reduction in executive compensation.
Debt Restructuring
The Company has restructured approximately $24 million in principal amount (plus accrued interest) of secured and unsecured promissory notes and received an additional $3 million in loans principally from its two largest shareholders.
The restructured notes, previously set to mature October 2009, have been exchanged for new promissory notes totaling approximately $27 million, inclusive of the $3 million working capital loan. The new notes have a maturity of April 2012, accrue simple interest at the rate of 10% per annum, and quarterly interest payments may be made in cash or additional promissory notes, at the Company’s election.
“We are pleased that two of our major shareholders and lenders have shown continued confidence in Arcadia’s future by agreeing to extend new debt and restructure existing debt in a very difficult credit environment,” said Marvin R. Richardson, President and Chief Executive Officer. “In addition to providing additional capital to fund our growth, the extension of the debt maturities provides us with the horizon and financial flexibility we need to execute on our strategic plan.
Richardson added: “A key part of this plan is focusing our business model, selling non-core business units, and using the proceeds to pay down debt and further improve our balance sheet. We are well underway on this effort, and are in the advanced stages of negotiation and due diligence with various parties with the hopes of completing several asset sales over the course of the next 120 days.”

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Arcadia reported that terms of the new promissory notes provide that the first $2 million in net proceeds from asset sales will be retained by the Company with additional net proceeds apportioned between the debt holders and Arcadia.
In connection with the debt restructuring, the debt holders also agreed to exchange, exercise and cancel outstanding warrants held by them. In consideration of the debt exchange and new financing arrangements, the Company agreed to issue new shares of common stock.
The Company also announced that all of the warrants issued in connection with its May 2007 private equity placement have been exchanged for common stock as part of the debt restructuring. Each of the holders of these warrants will exchange one warrant for one share of newly issued common stock. A total of 2,754,726 shares of new common stock will be issued in connection with this exchange. Additional terms of the debt restructuring will be detailed in the Company’s report on Form 8-K to be filed with the Securities and Exchange Commission.
“The debt restructuring was a critical milestone that gives us added flexibility and puts us in a stronger position in both the short and long term, “said Matthew Middendorf, Chief Financial Officer. “We are also working with Comerica Bank to renew our existing senior credit facility, which matures in October 2009.”
DailyMedTM Revenue Growth
The Company also said that it continues to see growth in its Pharmacy segment revenues, driven by its DailyMedTM medication management system. Arcadia expects DailyMedTM revenue in fourth quarter ending March 31, 2009 will increase by approximately 40% sequentially from the third quarter.
“We are pleased with the continued adoption of DailyMed™ by consumers and payors alike and look forward to providing a more detailed update and fiscal 2010 revenue estimates when we report our final full-year results in early June,” Richardson commented. “We have active discussions underway with existing and potential new payors interested in expanding or adopting DailyMedTM as part of their ongoing efforts to improve medication compliance and reduce health care costs, reinforcing our view that DailyMed™ can be a significant growth driver for our Company.”
Q4 Operating EBITDA Loss
The Company also disclosed that it expects its fourth quarter EBITDA loss from continuing operations will exceed the EBITDA loss of $408,000 reported for the third quarter ended December 31, 2008. “We continue to see very soft sales in our industrial staffing business, and our medical staffing revenues remain at depressed levels due to weak market conditions,” Richardson commented. “As we continue our focus on reducing the overall cost structure while investing in the growth of our Pharmacy segment, we incurred additional expenses in the quarter associated with headcount reductions and other restructuring actions. It is also possible that some of the businesses that we are looking to sell may be classified as discontinued operations at the end of the current fiscal year. As a result, while the quarter is not completed and year-end results are obviously not yet available, we expect to report an operating

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EBITDA loss for the fourth quarter and the year as a whole as previously discussed on our third quarter conference call.”
The Company also announced that In light of current business conditions, its three executive officers have each voluntarily agreed to a 10% salary reduction.
Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Arcadia reports non-GAAP financial results.  Arcadia’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Arcadia uses to produce non-GAAP results is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release.
About Arcadia HealthCareSM
Arcadia HealthCareSM is a service mark of Arcadia Resources, Inc. (NYSE Alternext: KAD), and is a leading provider of home health care / medical staffing; respiratory / home health equipment and specialty pharmacy services under its proprietary DailyMed™ program.
DailyMed™ transfers a patient’s prescriptions, over-the-counter medications and vitamins, and organizes them into pre-sorted packets clearly marked with the date and time they should be taken. The entire 30-day supply is delivered directly to a patient’s home in a convenient dispensing box — with “peace of mind” a pharmacist has reviewed the entire medication profile for that month’s supply. This consumer product is aimed at reducing medication errors, improving medication compliance and ultimately lowering the cost of care, and is available at www.DailyMedRx.com.
The Company, headquartered in Indianapolis, Indiana, has grown to 97 locations in 21 states and currently services over 50,000 homes annually through its 5,000 full and part-time associates. Arcadia HealthCare’s comprehensive solutions and business strategies support the Company’s overall vision of “Keeping People at Home and Healthier Longer.”
The Company’s annual report on Form 10-K for the year ended March 31, 2008, the quarterly report on Form 10-Q for the periods ended June 30, 2008, September 30, 2008 and December 31, 2008 and the current reports filed from time to time on Form 8-K are available on the Company’s website (http://www.arcadiahealthcare.com) and the SEC website (http://www.sec.gov).

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Forward Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors. Actual events and results may differ materially from those expressed, implied or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company’s filings with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in our press release are: (i) we cannot be certain or our ability to generate sufficient cash flow to meet our obligations on a timely basis; (ii) we may be required to make significant business investments that do not produce offsetting increases in revenue; (iii) we may be unable to execute and implement our growth strategy; (iv) we may be unable to achieve our targeted performance goals for our business segments; and (v) other unforeseen events may impact our business. The forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.
Contact:
Matthew Middendorf
Chief Financial Officer
mmiddendorf@arcadiahealthcare.com
317.569.8234 x106

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